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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, File Nos. 333-98681, 333-116216, and 333-133101) pertaining to the
ConocoPhillips Savings Plan of our report dated June 19, 2007, with respect to the financial statements and schedule of the ConocoPhillips Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.


                                        /S/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

Houston, Texas
June 19, 2007